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Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: (937) 224-5940

DPL INC. ANNOUNCES DEBT REDUCTION AND REFINANCING PLAN

        DAYTON, Ohio, July 14, 2005—DPL Inc. (NYSE: DPL) announced today that it has commenced a debt reduction strategy using the proceeds from the sale of its private equity portfolio and is in the process of refinancing its pollution control debt obligations.

        As of June 20, 2005, DPL had received cash in excess of $816 million from the sale of the private equity funds. In addition, since June 30, 2004, DPL has received distributions from the funds of approximately $191 million.

        "With the proceeds in hand, we continue to execute on our stated goals of strengthening our financial position, improving our financial flexibility, and raising the Company's credit ratings," stated Bob Biggs, Executive Chairman of DPL.

        DPL previously announced that it would use the proceeds from the private equity portfolio sale for debt reduction. The Company also said it would explore opportunities to invest in the core electric business that would assure regulatory recovery and that it intends to repurchase DPL common shares.

        As part of its debt reduction commitment, DPL today announced that its Board has authorized the use of up to an aggregate of $500 million to repurchase all or part of five outstanding debt issues including any required premiums. The actual amounts applied, if any, to reduce each series will depend on the amount and price of the bonds tendered and market conditions at the time of the repurchase offer.

        Accordingly, DPL today commenced three partial tender offers for the debt securities listed below for a maximum aggregate purchase price of $246 million (the "Maximum Tender Offer Amount"). The Company will conduct each offer in accordance with the terms and conditions described in the Offer to Purchase dated July 14, 2005 and accompanying Letter of Transmittal. Each offer will expire at 12:00 midnight, New York City time, on August 10, 2005, unless extended (the "Expiration Time").

        The Company's offers consist of one offer (the "Maximum Tender Offer") to purchase an amount of the Company's 8.125% Capital Securities due 2031 (the "2031 Notes") for a maximum aggregate purchase price of up to the Maximum Tender Offer Amount and two offers (each a "Contingent Tender Offer") to purchase an amount of the Company's 6.875% Senior Notes due 2011 (the "2011 Notes") and 8.0% Senior Notes due 2009 (the "2009 Notes") for an aggregate purchase price equal to the excess, if any, of the Maximum Tender Offer Amount over the aggregate purchase price for the 2031 Notes accepted for purchase by the Company in the Maximum Tender Offer. The amount of 2011 Notes and 2009 Notes that is purchased in each Contingent Tender Offer, if any, will be based on the order of priority for such series of notes, as set forth below. The Company will accept notes for purchase on a pro rata basis, if applicable, pursuant to the Offer to Purchase. The offers are independent and no offer is conditioned upon any minimum amount of notes being tendered. The Contingent Tender Offers, however, are conditioned on the Maximum Tender Offer Amount exceeding the aggregate purchase price for the 2031 Notes accepted for purchase. If the aggregate purchase price for the 2031 Notes accepted for purchase is equal to the Maximum Tender Offer Amount, no notes tendered in the Contingent Tender Offers will be accepted for purchase.

        The purchase price for each $1,000 principal amount of notes tendered and accepted for purchase pursuant to each offer will be a price that results in a yield to maturity for each respective series of notes equal to the sum of: (i) the yield to maturity, calculated by the dealer manager in accordance with standard market practice, corresponding to the bid-side price of the applicable Reference U.S. Treasury Security, as indicated in the table below, at 2 p.m., New York City time, on July 27, 2005, plus (ii) the applicable fixed spread set forth for such series, as indicated in the table below.

        Holders can withdraw tenders at or before the Expiration Time but not thereafter.

        In addition to the purchase price, holders who tender will be paid any accrued and unpaid interest calculated up to and not including the settlement date. The settlement date is expected to be August 11, 2005.

        The following table shows each series of notes included in the offers:

Title of Security; CUSIP Number	Principal Amount Outstanding	Maximum Tender Offer Amount		Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page(a)	Fixed Spread (basis points)
Maximum Tender Offer
8.125% Capital Securities due 2031; 23330AAC4	$300,000,000	$246,000,000		N/A	5.375% U.S. Treasury Note due February 15, 2031	BBT8	161
Contingent Tender Offers
6.875% Senior Notes due 2011; 233293AH2	$400,000,000	(b	)	1	4.125% U.S. Treasury Note due May 15, 2015	BBT6	62
8.0% Senior Notes due 2009; 233293AJ8	$175,000,000	(c	)	2	3.625% U.S. Treasury Note due June 15, 2010	BBT5	88

(a)
The applicable page on the Bloomberg Bond Trader (BBT series of pages).

(b)
The Company will purchase an amount of the 2011 Notes equal to the excess, if any, of the Maximum Tender Offer Amount over the aggregate purchase price for the 2031 Notes accepted for purchase.

(c)
The Company will purchase an amount of the 2009 Notes equal to the excess, if any, of the Maximum Tender Offer Amount over the aggregate purchase price for the 2031 Notes and the 2011 Notes accepted for purchase.

        The Company has engaged Morgan Stanley & Co. Incorporated as dealer manager for the offers. Persons with questions regarding the offers should be directed to Morgan Stanley toll-free at (800) 624-1804 or collect at (212) 761-1864 (attention: Arthur Rubin). Requests for documents should be directed to Global Bondholder Services Corporation, the Information Agent and the Depositary for the offers, toll-free at (866) 612-1500 or collect at (212) 430-3774.

        Additionally, DPL has delivered notice to the Trustee for the 8.25% Senior Notes due March 1, 2007 stating that it intends to redeem an aggregate principal amount of $200 million of such notes. There is currently $425 million outstanding in this series.

        On May 15, 2005 the Company redeemed the outstanding 7.83% Senior Notes due July 15, 2007 in the amount of $39 million.

        DPL is also in the process of refinancing:

  •
  $41.3 million in outstanding Ohio Water Development Authority obligations maturing through 2027 with a weighted average interest rate of 6.4%.

  •
  $137.8 million in outstanding Ohio Air Quality Development Authority obligations maturing through 2030 with a weighted average interest rate of 6.2%.

  •
  $35.3 million in outstanding Boone County, Kentucky obligations maturing through 2022 with a weighted average interest rate of 6.5%.

        This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase with respect to any of the debt securities. The offers are made solely by the Offer to Purchase and the related Letter of Transmittal.

About DPL

        DPL Inc. (NYSE: DPL) is a regional electric energy and utility company. DPL's principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER). DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major governmental, industrial, and commercial customers. DPL, through its subsidiaries, owns and operates approximately 4,400 megawatts of generation capacity, of which 2,800 megawatts are low cost coal-fired units and 1,600 megawatts are natural gas fired peaking units. Further information can be found at www.dplinc.com.

        Certain statements contained in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Matters presented which relate to events or developments that are expected to occur in the future, including management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management's beliefs, assumptions and expectation of the Company's future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to many factors beyond DPL's control. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

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DPL INC. ANNOUNCES DEBT REDUCTION AND REFINANCING PLAN